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Exhibit 23.1 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52565) pertaining to the National TechTeam, Inc. 401(k) Retirement Savings Plan of our report dated June 20, 2002, with respect to the financial statements and schedules of the National TechTeam, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-k) for the year ended December 31, 2001.


Detroit, Michigan                                   /s/Ernst & Young, LLP
June 25, 2002


















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